As filed with the Securities and Exchange Commission on April 21, 2005.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ENCANA CORPORATION
             (Exact name of registrant as specified in its charter)


                CANADA                                NOT APPLICABLE
    (State or other jurisdiction of          (IRS Employer Identification No.)
    incorporation or organization)


                            1800, 855 - 2nd Street SW
                        Calgary, Alberta, Canada T2P 2S5
                                 (403) 645-2000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                EnCana Corporation Key Employee Stock Option Plan
                 EnCana Corporation Directors' Stock Option Plan
                            (Full title of the plan)

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                     (Name and address of agent for service)


                                 (212) 894-8700
          (Telephone number, including area code, of agent for service)
                              ____________________

                                   COPIES TO:

          Kerry D. Dyte                           Kevin E. Johnson                        Andrew J. Foley
        EnCana Corporation                       Macleod Dixon LLP                Paul, Weiss, Rifkind, Wharton &
    1800, 855 - 2nd Street SW                   3700 Canterra Tower                         Garrison LLP
 Calgary, Alberta, Canada T2P 2S5                400-3rd Avenue SW                  1285 Avenue of the Americas
                                            Calgary, Alberta, Canada T2P 4H2         New York, New York 10019-6064

                                       CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                          Proposed Maximum      Proposed Maximum
           Title of                  Amount to be          Offering Price      Aggregate Offering       Amount of
 Securities to be Registered      Registered (1)(2)         Per Share (3)             Price         Registration Fee
----------------------------------------------------------------------------------------------------------------------
 Common Shares, no par value       7,000,000 shares            $63.66             $445,620,000         $52,449.47
----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued pursuant to the anti-dilution provisions of the registrant's Key Employee Stock Option Plan and Directors' Stock Option Plan or to otherwise prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Represents the maximum number of shares which may be issued under the Employees' and Directors' Equity Incentive Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on April 18, 2005, a date within five business days of the filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION

         The information required by Item 1 is included in documents made available to participants in the EnCana Corporation Key Employee Stock Option Plan and EnCana Corporation Directors' Stock Option Plan (together, the "Plans") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.



ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The written statement required by Item 2 is included in documents sent or given to participants in the Plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended. The Registrant will provide to the participants of the Plans a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         1. the Registrant's Annual Report on Form 40-F filed on February 28, 2005, including the Registrant's audited financial statements as at and for the years ended December 31, 2004 and 2003; and

         2. the description of the Common Shares as set forth in the Registrant's Registration Statement on Form 8-A filed on August 16, 2001, and any further amendment or report filed for the purposes of updating such description; and

         3. all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (1) above.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Shares to be offered hereunder has been passed upon for the Registrant by Macleod Dixon LLP. As of the date hereof, any interest of counsel in the securities registered hereby is not substantial.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the Canada Business Corporations Act (the "CBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

         The by-laws of the Registrant provide that, subject to the limitations contained in the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the corporation or such body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the CBCA, purchase, maintain, or participate in insurance for the benefit of any director, officer, or certain other persons, as such against any liability incurred by him in his capacity as a director or officer of the Registrant or as a director or officer of any body corporate where he acts or acted in that capacity at the Registrant's request. The Registrant has purchased third party director and officer liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------

4.1 Certificate and Articles of Amalgamation effective January 1, 2004, respecting amalgamation of EnCana Corporation and 3398234 Canada Limited, the continuing entity being EnCana Corporation, incorporated by reference to Exhibit 3 to Form 6-K filed March 1, 2005

4.2 By-Law No. 1 of EnCana Corporation effective February 18, 2004 and confirmed by the shareholders of the Corporation at the annual and special meeting of shareholders held on April 28, 2004, incorporated by reference to Exhibit 4 to Form 6-K filed March 1, 2005

4.3 Amended and Restated Shareholder Rights Plan Agreement, dated as of April 28, 2004, between Registrant and CIBC Mellon Trust Company, as Rights Agent, incorporated by reference to Exhibit
                  4.1 to Form 8-A12B/A filed June 30, 2004

4.4               EnCana Corporation Key Employee Stock Option Plan

4.5               EnCana Corporation Directors' Stock Option Plan

5.1 Opinion of Macleod Dixon LLP, counsel to the Registrant, regarding the legality of the securities being registered hereby

23.1 Consent of Macleod Dixon LLP, counsel to the Registrant (included in Exhibit 5.1)

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of Gilbert Laustsen Jung Associates Ltd.

23.4              Consent of McDaniel & Associates Consultants Ltd.

23.5              Consent of Netherland, Sewell & Associates, Inc.

23.6              Consent of DeGolyer and MacNaughton

24.1 Powers of Attorney (included on the signature pages to this registration statement)

ITEM 9.  UNDERTAKINGS

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on April 21, 2005.


                                        ENCANA CORPORATION


                                        By: /s/ Kerry D. Dyte
                                            -------------------------------
                                            Name:  Kerry D. Dyte
                                            Title: Corporate Secretary


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gwyn Morgan and John D. Watson as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective April 21, 2005:

         SIGNATURE                  TITLE
         ---------                  -----

    /s/ David P. O'Brien            Chairman of the Board of Directors
-------------------------------
       David P. O'Brien


      /s/ Gwyn Morgan               President & Chief Executive Officer and
-------------------------------     Director (Principal Executive Officer)
         Gwyn Morgan

         SIGNATURE                  TITLE
         ---------                  -----

    /s/ John D. Watson              Executive Vice-President & Chief Financial
-------------------------------     Officer (Principal Financial and Accounting
      John D. Watson                Officer)


  /s/ Michael N. Chernoff           Director
-------------------------------
    Michael N. Chernoff


  /s/ Ralph S. Cunningham           Director
-------------------------------
    Ralph S. Cunningham


   /s/ Patrick D. Daniel            Director
-------------------------------
     Patrick D. Daniel


    /s/ Ian W. Delaney              Director
-------------------------------
      Ian W. Delaney


    /s/ William R. Fatt             Director
-------------------------------
      William R. Fatt


   /s/ Michael A Grandin            Director
-------------------------------
    Michael A. Grandin


   /s/ Barry W. Harrison            Director
-------------------------------
     Barry W. Harrison


 /s/ Richard F. Haskayne, O.C.      Director
-------------------------------
   Richard F. Haskayne, O.C.

         SIGNATURE                  TITLE
         ---------                  -----

     /s/ Dale A. Lucas              Director
-------------------------------
       Dale A. Lucas


    /s/ Ken F. McCready             Director
-------------------------------
      Ken F. McCready


   /s/ Valerie A.A. Nielsen         Director
-------------------------------
      Valerie A.A. Nielsen


   /s/ Jane L. Peverett             Director
-------------------------------
     Jane L. Peverett


    /s/ Dennis A. Sharp             Director
-------------------------------
      Dennis A. Sharp


   /s/ James M. Stanford            Director
-------------------------------
     James M. Stanford

         Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on April 21, 2005.


                                        ALENCO INC.



                                        By: /s/ John D. Watson
                                            ----------------------
                                            John D. Watson
                                            President

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT           DESCRIPTION
-------           -----------

4.1 Certificate and Articles of Amalgamation effective January 1, 2004, respecting amalgamation of EnCana Corporation and 3398234 Canada Limited, the continuing entity being EnCana Corporation, incorporated by reference to Exhibit 3 to Form 6-K filed March 1, 2005

4.2 By-Law No. 1 of EnCana Corporation effective February 18, 2004 and confirmed by the shareholders of the Corporation at the annual and special meeting of shareholders held on April 28, 2004, incorporated by reference to Exhibit 4 to Form 6-K filed March 1, 2005

4.3 Amended and Restated Shareholder Rights Plan Agreement, dated as of April 28, 2004, between Registrant and CIBC Mellon Trust Company, as Rights Agent, incorporated by reference to Exhibit
                  4.1 to Form 8-A12B/A filed June 30, 2004

4.4               EnCana Corporation Key Employee Stock Option Plan

4.5               EnCana Corporation Directors' Stock Option Plan

5.1 Opinion of Macleod Dixon LLP, counsel to the Registrant, regarding the legality of the securities being registered hereby

23.1 Consent of Macleod Dixon LLP, counsel to the Registrant (included in Exhibit 5.1)

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of Gilbert Laustsen Jung Associates Ltd.

23.4              Consent of McDaniel & Associates Consultants Ltd.

23.5              Consent of Netherland, Sewell & Associates, Inc.

23.6              Consent of DeGolyer and MacNaughton

24.1 Powers of Attorney (included on the signature pages to this registration statement)